SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

[X]	CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   DECEMBER 20, 2002

BLUE RHINO CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-24287	56-1870472
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

104 CAMBRIDGE PLAZA DRIVE
WINSTON-SALEM, NORTH CAROLINA 27104
(Address of principal executive offices)

(336) 659-6900
(Registrant’s telephone number, including area code)

Item 5. Other Events:

     On December 20, 2002, we completed a private placement of 1,000,000 shares of our common stock and Additional Investment Rights to purchase up to an additional 330,000 shares of our common stock at a purchase price of $15.79 per share to two institutional investors for gross proceeds of $15,790,000. The Securities Purchase Agreement, the form of Additional Investment Right and our press release announcing the completion of the private placement are attached hereto as exhibits.

Item 7. Exhibits:

10.1	—	Securities Purchase Agreement dated as of December 20, 2002 among Blue Rhino Corporation and the purchasers identified on the signature pages thereto.

10.2	—	Form of Additional Investment Right dated December 20, 2002 and issued to the purchasers identified on the signature pages to the Securities Purchase Agreement dated as of December 20, 2002.

99.1	—	Press Release Issued by Blue Rhino Corporation on December 20, 2002.

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Rhino Corporation

Date: December 23, 2002	By:	/s/ Billy Prim

Chairman and Chief Executive Officer

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